                                                                     Exhibit 2.2

                               ARTICLES OF MERGER

                                     MERGING

                            UNITED MOBILE HOMES, INC.
                           (a New Jersey Corporation)

                                      INTO

                            UNITED MOBILE HOMES, INC.
                            (a Maryland Corporation)

     FIRST:  UNITED  MOBILE HOMES,  INC., a  corporation  organized and existing under the laws of the State of New Jersey,  and UNITED  MOBILE  HOMES,  INC.,  a
corporation  organized under the laws of the State of Maryland,  agree that said
UNITED MOBILE HOMES,  INC., a corporation  organized and existing under the laws of the State of New Jersey, shall be merged into said UNITED MOBILE HOMES, INC., a corporation  organized  and existing  under the laws of the State of Maryland.
The terms and  conditions  of the  merger  and the mode  carrying  the same into effect are as herein set forth in these articles of merger.

     SECOND:  UNITED  MOBILE HOMES,  INC., a corporation  organized and existing under the laws of the State of Maryland, shall survive the merger.

     THIRD: The parties to the articles of merger are UNITED MOBILE HOMES, INC., a corporation  organized  and existing  under the laws of the State of Maryland, and UNITED MOBILE HOMES, INC., a New Jersey corporation incorporated on the 15th day of November, 1968, under the New Jersey Business Corporation Act.

     FOURTH:  The total  number of shares  of stock of all  classes  which  said
UNITED MOBILE HOMES,  INC., a corporation  organized and existing under the laws of the  State of  Maryland,  has  authority  to issue is  23,000,000,  initially classified as 20,000,000  shares of common stock, par value $0.10 per share, and
3,000,000  shares of excess  stock,  par value $0.10 per share with an aggregate par value of $2,300,000.

     The total number  shares of stock of all classes  which said UNITED  MOBILE
HOMES, INC., a corporation organized and existing under the laws of the State of
New Jersey,  has  authority to issue is  15,000,000,  classified  as  15,000,000 shares of common stock, par value $.10 per share.

     FIFTH: The manner and basis of converting or exchanging issued stock of the merged corporation into different stock or other consideration and the manner of dealing with any issued stock of the merged  corporations not to be so converted or exchanged shall be as follows:

     That upon the terms and subject to the conditions of the Agreement and Plan of Merger between the companies party to these  Articles,  at the effective time of the merger,  each outstanding share of UNITED MOBILE HOMES,  INC.,  organized under the laws of the State of New Jersey,  will be converted  into one share of common stock, $0.10 par value, of UNITED MOBILE HOMES, INC., organized under the laws of the  State  of  Maryland.  In  addition,  at the  effective  time,  each outstanding  option to purchase shares of UNITED MOBILE HOMES,  INC.,  organized under the laws of the State of New Jersey, will continue  outstanding as a right to purchase shares of the common stock of UNITED MOBILE HOMES,  INC.,  organized under the laws of the State of Maryland,  upon the same terms and  conditions as immediately prior to the effective time.

     SIXTH:  The principal office of said UNITED MOBILE HOMES,  INC.,  organized under the laws of the State of Maryland,  is located in Baltimore City, State of
Maryland.

     Said UNITED MOBILE HOMES, INC, the merged corporation,  owns no property in the State of Maryland.

     SEVENTH:  The  terms and  conditions  of the  transaction  set forth in the articles were advised, authorized, and approved by each corporation party to the articles  in the manner and by the vote  required by its charter and the laws of the place where it is organized.

     EIGHTH:  The merger was (a) duly  advised by the board of directors of said
UNITED MOBILE HOMES, INC., organized under the laws of the State of Maryland and the surviving  corporation,  by the adoption, on June 19, 2003, of a resolution, declaring that the merger herein proposed was advisable  substantially  upon the terms and  conditions  set forth in these  articles of merger and directing that the  proposed  articles of merger be submitted  for action  thereon at a special meeting of the  stockholders of said  corporation,  and (b) duly approved by the stockholder of said corporation by the unanimous  written consent of the holders of each class of stock  entitled to vote  separately  thereon on  September  24,
2003.

     NINTH:  The terms and  conditions as set forth in these  articles of merger were  approved  in the  following  manner.  The merger to be  effected  by these articles of merger was duly advised and  authorized  and approved by said UNITED
MOBILE HOMES, INC.,  organized under the laws of the State of New Jersey, in the manner  and by the vote  required  by the laws of the State of New Jersey and by the charter of the said corporation.

     IN WITNESS WHEREOF,  UNITED MOBILE HOMES, INC., a corporation organized and existing  under the laws of the State of New  Jersey and  UNITED  MOBILE  HOMES,
INC.,  a  corporation  organized  and  existing  under  the laws of the State of
Maryland,  the corporations parties to the merger, have caused these articles of merger to be signed in their  respective  corporate names and on their behalf by their  respective  presidents  or  vice-presidents  and witnessed or attested by their respective  secretaries or assistant secretaries all as of the 24th day of
September, 2003.

                                       UNITED MOBILE HOMES, INC.,
                                       a New Jersey corporation

                                       By:      /s/ Samuel A. Landy
                                          -----------------------------------------
                                       Name:    Samuel A. Landy
                                       Title:   President

Attest:

  /s/ Ernest V. Bencivenga
-----------------------------
Name:    Ernest V. Bencivenga
Title:   Secretary

                                       UNITED MOBILE HOMES, INC.,
                                       a Maryland corporation

                                       By:      /s/ Samuel A. Landy
                                          -----------------------------------------
                                       Name:    Samuel A. Landy
                                       Title:   President

Attest:

  /s/ Ernest V. Bencivenga
-----------------------------
Name:    Ernest V. Bencivenga
Title:   Secretary

     THE  UNDERSIGNED,  President  of UNITED  MOBILE  HOMES,  INC., a New Jersey
corporation,  who executed on behalf of said corporation the foregoing  Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation,  the foregoing  Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his/her  knowledge,  information and belief, the matters and the facts set forth therein with respect to the approval thereof are true in all material  respects, under the penalties of perjury.

                                                /s/ Samuel A. Landy
                                       -----------------------------------------
                                       Name:    Samuel A. Landy

     THE  UNDERSIGNED,  President  of UNITED  MOBILE  HOMES,  INC.,  a  Maryland
corporation,  who executed on behalf of said corporation the foregoing  Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation,  the foregoing  Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his/her  knowledge,  information and belief, the matters and the facts set forth therein with respect to the approval thereof are true in all material  respects, under the penalties of perjury.

                                                /s/ Samuel A. Landy
                                       -----------------------------------------
                                       Name:    Samuel A. Landy